Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-04947, 333-25717,333-46357, 333-50509, 333-62599 and 333-102662) and Form S-8 (File Nos. 333-32579, 333-66041, 333-69869 and 333-102662) of FelCor Lodging Trust Incorporated of our report dated March 12, 2004, except for the effects of the discontinued operations as described in Note 6, as to which the date is September 7, 2004, relating to the financial statements, which appears in this Form 8-K.

PricewaterhouseCoopers LLP

Dallas, Texas
September 7, 2004